INVESCO COUNSELOR SERIES FUNDS, INC.

                                   ARTICLES SUPPLEMENTARY


            INVESCO Counselor Series Funds, Inc., a Maryland corporation (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST:   Under a power contained in the charter of the Company (the
"Charter"), the Board of Directors of the Company (the "Board of Directors"), by resolution duly adopted at a meeting, reclassified and designated shares (the "Shares") of Common Stock (as defined in the Charter) as shares of the following class in the amount set forth beside the class:

INVESCO Mid-Cap Growth Fund - Investor Class                         200,000,000

            The Fund's Investor Class shares, as set forth above, shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as set forth in the provisions of the charter of the Company relating to shares of stock of the Company generally.

            SECOND: The total number of shares of stock of the Company immediately prior to the reclassification of shares described herein was four billion (4,000,000,000) shares, $.01 par value per share, having an aggregate par value of forty million dollars ($40,000,000), consisting of the following classes, with the number of authorized shares set forth beside each class:

INVESCO Advantage Fund - Class A                                     200,000,000
INVESCO Advantage Fund - Class B                                     200,000,000
INVESCO Advantage Fund - Class C                                     200,000,000

INVESCO Global Growth Fund - Class A                                 200,000,000
INVESCO Global Growth Fund - Class B                                 200,000,000
INVESCO Global Growth Fund - Class C                                 200,000,000

INVESCO Advantage Global Health Sciences Fund - Class A              200,000,000
INVESCO Advantage Global Health Sciences Fund - Class B              200,000,000
INVESCO Advantage Global Health Sciences Fund - Class C              200,000,000

INVESCO Advantage Technology/Telecommunications Fund - Class A       200,000,000
INVESCO Advantage Technology/Telecommunications Fund - Class B       200,000,000
INVESCO Advantage Technology/Telecommunications Fund - Class C       200,000,000

INVESCO Mid-Cap Growth Fund - Institutional Class                    200,000,000
INVESCO Mid-Cap Growth Fund - Class A                                200,000,000
INVESCO Mid-Cap Growth Fund - Class B                                200,000,000
INVESCO Mid-Cap Growth Fund - Class C                                200,000,000
INVESCO Mid-Cap Growth Fund - Class K                                200,000,000

            THIRD: The total number of shares of stock which the Company has authority to issue pursuant to the reclassification of shares described herein is four billion (4,000,000,000) shares, $.01 par value per share, having an aggregate par value of forty million dollars ($40,000,000), consisting of the following classes, with the number of authorized shares set forth beside each class:

INVESCO Advantage Fund - Class A                                     200,000,000
INVESCO Advantage Fund - Class B                                     200,000,000
INVESCO Advantage Fund - Class C                                     200,000,000

INVESCO Global Growth Fund - Class A                                 200,000,000
INVESCO Global Growth Fund - Class B                                 200,000,000
INVESCO Global Growth Fund - Class C                                 200,000,000

INVESCO Advantage Global Health Sciences Fund - Class A              200,000,000
INVESCO Advantage Global Health Sciences Fund - Class B              200,000,000
INVESCO Advantage Global Health Sciences Fund - Class C              200,000,000

INVESCO Advantage Technology/Telecommunications Fund - Class A       200,000,000
INVESCO Advantage Technology/Telecommunications Fund - Class B       200,000,000
INVESCO Advantage Technology/Telecommunications Fund - Class C       200,000,000

INVESCO Mid-Cap Growth Fund - Institutional Class                    200,000,000
INVESCO Mid-Cap Growth Fund - Investor Class                         200,000,000
INVESCO Mid-Cap Growth Fund - Class A                                200,000,000
INVESCO Mid-Cap Growth Fund - Class B                                200,000,000
INVESCO Mid-Cap Growth Fund - Class C                                200,000,000
INVESCO Mid-Cap Growth Fund - Class K                                200,000,000


            FOURTH: The Company is registered as an open-end company under the Investment Company Act of 1940.

            FIFTH: The Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

            The undersigned Vice President acknowledges these Articles Supplementary to be the corporate act of the Company and further, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties for perjury.

      IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by the officers below on this 15th day of August, 2002.


ATTEST:                             INVESCO COUNSELOR SERIES FUNDS, INC.



 /s/Glen A. Payne                   By: /s/Raymond R. Cunningham
-------------------                     --------------------------
Glen A. Payne                           Raymond R. Cunningham
Secretary                               Vice President